Exhibit 10.5

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

OpGen, Inc.	708 Quince Orchard Road
Gaithersburg, MD 20878

July 9, 2015

Fluidigm Corporation

7000 Shoreline Court, Suite 100

South San Francisco, CA 94080

Attn:	Paul Steinberg
SVP, Commercial Operations
William M. Smith
EVP, Legal Affairs & General Counsel

Dear Paul and Bill:

We are pleased to continue to work with Fluidigm Corporation, a Delaware corporation (“Fluidigm”). This letter agreement sets forth the understanding between Fluidigm and OpGen, Inc., a Delaware corporation (“OpGen”) regarding the development, manufacturing, sale, marketing, and distribution of diagnostic and research-use-only tests by OpGen that are based on Fluidigm microfluidic technologies, and to establish the details to be captured in supporting agreements where appropriate. Upon execution of this letter agreement (“Agreement”) and OpGen’s satisfaction of the purchase requirements set forth in Section 4.A.iii below, each of OpGen and Fluidigm agree to be bound by the terms and conditions of this Agreement.

1.	Strategic Relationship.

OpGen is developing molecular testing services and molecular information products based on Fluidigm microfluidic products and technologies. This Agreement formalizes the OpGen/Fluidigm relationship and expands the collaboration to include potential development of test kits, custom analytic instruments or preparatory systems, and regulatory compliance capabilities in an agreed upon Field (as defined below).

2.	Fluidigm Technologies & Products.

Fluidigm has developed and is commercializing various Integrated Fluidic Circuits (“IFCs”), including Dynamic Array IFCs, Access Array IFCs, Digital Array IFCs and the Flex Six IFC. Fluidigm also has developed, and currently manufactures and commercializes, its Biomark HD and EP1 analytical instruments; several preparatory instruments, including the Access Array system and Juno system; and associated assay reagents. Such Fluidigm IFCs, instruments, and reagents are referred to in this Agreement as the “Fluidigm Technologies & Products.”

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Fluidigm Corporation

July 9, 2015

3.	OpGen Tests. OpGen has developed the Acuitas® MDRO Gene Test and the Acuitas Resistome Test, which are currently available for sale as a CLIA lab-based test, and RUO test, respectively (“Current OpGen Tests”). OpGen anticipates expanding the gene targets and organisms to be tested on the Acuitas Resistome Test using IFCs to include additional MDRO gene targets, microbes, fungus, and viruses (“Expanded OpGen Tests”). OpGen also desires to work with Fluidigm to develop future tests using Fluidigm Technologies & Products (“Future OpGen Tests”).

4.	Supply Agreement, Resale and Distribution.

A.	Supply Agreement.

i.	Attached as Exhibit A is an Amendment to the Supply Agreement (the “Amendment”), effective as of March 17, 2015, between Fluidigm and OpGen (the “Supply Agreement”). Such Amendment extends the term of the Supply Agreement until March 17, 2018, with the option to renew the Supply Agreement subject to the conditions set forth in the Amendment. Any such renewal will be subject to annual CPI adjustment and other commercially reasonable adjustments to be negotiated between the parties. The parties to this Agreement will also negotiate additional terms for the Supply Agreement and this Agreement as may be required.

ii.	In addition, OpGen agrees to evaluate Fluidigm Master Mix (pre-amplification and analytical RT) products and to make reasonable efforts to switch supply to Fluidigm if (a) [**************]and (b) [************]. OpGen will not be required to redevelop existing assay products or to develop new assay products using [*****].

iii.	As a condition to (a) the effectiveness of this Agreement and (b) obtain Tier 1 pricing under the Supply Agreement, OpGen must purchase under the Supply Agreement prior to June 30, 2015, notwithstanding any purchases prior to the date hereof:

a.	Each of the items set forth in Quote #Q-10045 at Tier 1 pricing (as set forth in the Supply Agreement), which will be delivered in equal quarterly allotments beginning in the second calendar quarter of 2015 through the first calendar quarter of 2016;

b.	a BioMark system at discounted pricing; and

c.	a Juno system at discounted pricing,

in each case as specified in the quotes previously provided to OpGen and attached for convenience hereto as Exhibit B.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Fluidigm Corporation

July 9, 2015

B.	Resale and Distribution. OpGen envisions enabling partner commercial laboratories, healthcare provider laboratories, and research or government laboratories to perform Current OpGen Tests, Expanded OpGen Tests and Future OpGen Tests or newly developed OpGen test capabilities using Fluidigm Technologies & Products (collectively, “OpGen Tests”). Fluidigm hereby licenses to OpGen the right to use products purchased by OpGen under the Supply Agreement to perform Current OpGen Tests and the Expanded OpGen Tests. At OpGen’s request, the parties will enter into a Fluidigm distributor agreement on commercially reasonable terms for OpGen to purchase and resell Fluidigm-based test components for use only in the OpGen Tests. OpGen will be authorized to sell the Fluidigm-based test components globally on a direct basis, through Fluidigm, or through IVD distribution partners.

C.	Analytical and Preparatory Instruments. OpGen customers will purchase Fluidigm analytical and preparatory instruments directly from Fluidigm and Fluidigm will provide its standard warranty and make available its standard support. In accordance with Fluidigm’s standard business practices, Fluidigm and OpGen will negotiate a volume discount schedule, aggregating all OpGen instrument purchases from Fluidigm, that is similar to Fluidigm distributor price volume schedules. OpGen and Fluidigm will negotiate a sales commission for instruments purchased by customers directly for use in OpGen Tests. In accordance with Fluidigm’s standard business practices, the parties will negotiate the sales commission taking into account the overall distributor discount schedule noted above.

D.	Research Use Only. OpGen acknowledges that all Fluidigm Technologies & Products are sold: For Research Use Only. Not for use in diagnostic procedures.

5.	Field.

A.	Field. For purposes of this Agreement, the “Field” means diagnostic testing for the purpose of detecting resistome genes, including diagnostic screening testing and diagnostic surveillance testing for the MDRO genes in the Current OpGen Tests and Expanded OpGen Tests including genes for carbapenem resistance, for example, KPC (Klebsiella pneumonia carbapenemase), VIM (Verona integrin-encoded-β-lactamase), OXA β-lactamase including types 23, 48, 51; IMP; New Delhi metallo-β-lactamase, including type NDM-1; and extended spectrum beta-lactamase genes, or ESBL genes, for example CTX-M-1, and CTX-M-2 (see Appendix 1 for Current OpGen Test component genes and gene families).

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Fluidigm Corporation

July 9, 2015

B.	Certain Restrictions. If OpGen meets the Minimum Purchase Commitment (as defined below) for each applicable Minimum Purchase Commitment Period (as defined below), or even if OpGen does not meet the Minimum Purchase Commitment during such applicable Minimum Purchase Commitment Period but Fluidigm determines in its sole business judgment that OpGen is making reasonable progress commercializing one or more of the OpGen Tests in the Field, then Fluidigm shall not, during the then-immediately subsequent Minimum Purchase Commitment Period, develop, or directly Collaborate (as defined below) with any third party to develop, an FDA approved or CE marked diagnostic test, in each case using Fluidigm products that OpGen is then purchasing from Fluidigm in significant volumes (“Current Products”), in the Field independent of OpGen unless there is a change of control of Fluidigm or OpGen, or if Fluidigm approaches OpGen to develop a specific test for a material new test analyte and OpGen chooses not to promptly develop such test. For clarity, nothing in this Agreement will prevent or restrict Fluidigm from (i) conducting any activities outside of the Field, or (ii) marketing or selling, or providing commercial support in connection with the sale of any, Fluidigm products or services to any person or entity for any purpose or use and without restriction, provided, that Fluidigm shall not Collaborate with any such person or entity. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

i.	“Collaborate” means the joint development by Fluidigm and any company of a commercial product in the Field. For clarity, the definition of “Collaborate” shall be deemed not include the sale by or on behalf of Fluidigm of any then-current commercially available products or services, or the provision of any standard commercial support in connection with the sale of such products or services, such support to include, without limitation, the provision of any applicable documentation to a customer in connection with the support of a customer’s quality system, regulatory, or compliance needs.

ii.	“Minimum Purchase Commitment” means the number of products OpGen must purchase under the Supply Agreement during any applicable Minimum Purchase Commitment Period that equals or exceeds the number of products that must be purchased to receive [*****] volume pricing as set forth in Exhibit A to the Supply Agreement.

iii.	“Minimum Purchase Commitment Period” means, as applicable, the consecutive twelve (12) month period ending on the third anniversary of the date hereof, and each subsequent twelve (12) month period thereafter.

6.	Marketing Cooperation.

OpGen and Fluidigm may establish a marketing cooperation agreement to promote the sale of the Current OpGen Tests and the Expanded OpGen Tests to existing Fluidigm customers.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Fluidigm Corporation

July 9, 2015

7.	Joint Development.

A.	Fluidigm and OpGen may evaluate opportunities to develop Future OpGen Tests. Neither company will be obligated to undertake such development work. The companies may also work together to develop improved solutions and workflows and regulatory compliant products. This opportunity to work together is not binding on either company.

B.	In September 2014, The White House issued a National Strategy for combating antibiotic-resistant bacteria. The strategy calls for the strengthening of surveillance efforts to combat resistance, the development and use of innovative diagnostic tests for identification and characterization of resistant bacteria and antibiotic stewardship and development. Fluidigm and OpGen intend to work together to address these needs and to seek government funding for development of new products and technologies based on Fluidigm Technologies & Products and OpGen molecular testing services and products and molecular information products.

C.	To the extent any Current OpGen Tests, Expanded OpGen Tests and Future OpGen Tests rely on Fluidigm instrument output or software analysis features, such as the Biomark HD instrument, the parties will work together to assure that changes by Fluidigm to any such Fluidigm Technologies or Products will continue to support the OpGen test products.

8.	Quality Systems, Regulatory & Compliance.

Fluidigm and OpGen will work together to support OpGen quality systems, regulatory, and compliance needs. Each company will pay for its own work. If Fluidigm elects not to undertake an OpGen desired regulatory or quality initiative then the companies will work in good faith to develop a plan and activities funded by OpGen to address such needs.

9.	Term.

The initial term of this Agreement is five (5) years after the date on which this Agreement is signed by duly authorized representatives of both parties. Each party has an option to renew this Agreement for a subsequent five (5) year term at the conclusion of the fourth year of the initial term. The initial term and any subsequent renewal is the “Term” of this Agreement. After the Term, Fluidigm will continue to supply and support OpGen for seven (7) years, provided that such products have not been discontinued by Fluidigm. If Fluidigm discontinues products covered by this Agreement and OpGen determines it has continuing customer demand to be filled then Fluidigm will work in good faith with OpGen to transition OpGen to new versions, if any, of the products.

10.	Fluidigm Trademarks, Patent Labeling.

Fluidigm and OpGen will work together to address expanded trademark, patent and other labeling requirements that may arise from this Agreement.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Fluidigm Corporation

July 9, 2015

11.	Confidentiality and Public Announcements.

A.	Confidentiality. The terms and conditions of Section 3 of the Supply Agreement shall apply to this Agreement as though set forth in full herein, regardless of any termination or expiration of the Supply Agreement. As applied to this Agreement, any reference, in such Section 3, to “this Agreement” or “herein” or the like shall be a reference to this Agreement.

B.	Public Announcements. Neither OpGen nor Fluidigm shall make any public announcement concerning this Agreement, nor make any public statement which includes the name of the other party or any of its affiliates, or otherwise use the name of the other party or any of its affiliates in any public statement or document without the consent of the other, which consent shall not be unreasonably withheld, except: (a) as may be required by law or judicial order, including required disclosure under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any exchange on which either party’s equity securities are listed; (b) as may be contained in joint marketing materials, presentations and related activities; (c) that OpGen and Fluidigm may provide general information, including aggregate revenue information in the normal course of its business and in response to inquiries; or (d) that either party may include in a subsequent public statement or document, information regarding this Agreement which has already been approved for disclosure by the other party.

C.	Confidential Treatment. To the extent either party is required by the rules and regulations of the Securities and Exchange Commission to file this Agreement with its periodic reports or financing documents, the party so filing shall seek confidential treatment for the provisions of this Agreement for which such confidential treatment can be sought. The party filing this Agreement will provide the other party with a reasonable period to review and comment upon the confidential treatment filing.

12.	OpGen’s Obligations.

In addition to OpGen's obligations set forth elsewhere in this Agreement and the Supply Agreement, as amended, OpGen shall after the date of this Agreement:

A.	Use reasonable commercial efforts to promote, develop a market for and sell the Current OpGen Tests and the Expanded OpGen Tests after they are released for sale, utilizing the Fluidigm Technologies & Products, for research-use and human in vitro diagnostics;

B.	Promptly respond to all customer complaints about any Resale or Distribution products, promptly notify Fluidigm of any recall or complaints; and

C.	Obtain, at its own expense, any import or export license, foreign exchange license, foreign exchange permit, or other permit or approval it may need for the resale of Fluidigm Technologies & Products hereunder and otherwise comply with all laws, regulations, rules and requirements governing the sale of the Fluidigm Technologies & Products; provided, however, that, at the request and expense of OpGen, Fluidigm will aid OpGen in gaining regulatory approvals where help and information relating to the Fluidigm Technologies & Products is required.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Fluidigm Corporation

July 9, 2015

13.	OpGen Representations.

OpGen represents to Fluidigm to the best of its knowledge that:

A.	OpGen is duly organized and validly existing in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof:

B.	OpGen has validly taken all requisite corporate action to properly authorize the execution of this Agreement and to fulfill its obligations hereunder;

C.	OpGen has all the necessary corporate right, power and authority to enter into this Agreement.

14.	Fluidigm Representations and Warranties.

In addition to the Fluidigm Sales Terms and Conditions Effective December 26, 2013 incorporated as Exhibit B of the Supply Agreement, as amended, Fluidigm expands its warranties as follows.

A.	Each Fluidigm Product (other than chips) supplied to OpGen will, for the period specified in the product specifications to be agreed upon, conform to such product specifications. At OpGen’s request Fluidigm will provide a Certificate of Analysis with each lot of product shipped to OpGen. Fluidigm makes the foregoing warranties to and for the benefit of OpGen only, and they may not be assigned to any other party.

B.	If any Fluidigm Product does not conform with the foregoing warranties, Fluidigm’s sole obligation with respect thereto shall be to replace such Fluidigm Technology or Fluidigm Product without charge or expense to OpGen or, at Fluidigm option, to credit OpGen for the amount paid by OpGen to Fluidigm for such Fluidigm Technology or Fluidigm Product.

C.	The above warranties are contingent upon the proper use, storage and shipment of the Fluidigm Technology or Fluidigm Product and shall be void with respect to defects or failures due to disaster, accident, neglect, misuse, or improper storage or shipment (in each case not attributable to Fluidigm).

D.	Fluidigm represents to OpGen to the best of its knowledge that:

iv.	Fluidigm is duly organized and validly existing in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
v.	Fluidigm has validly taken all requisite corporate action to properly authorize the execution of this Agreement and to fulfill its obligations hereunder;
vi.	Fluidigm has all the necessary corporate right, power and authority to enter into this Agreement and to grant to OpGen.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Fluidigm Corporation

July 9, 2015

E.	One of the supporting documents shall provide protection for recoupment of OpGen damages if known Fluidigm defective product result in product recalls from customers who purchase such Fluidigm products through OpGen.

15.	Dispute Resolution.

Within sixty (60) days after the date of this Agreement, the parties will review the dispute resolution procedures in the Supply Agreement, and determine whether to utilize such procedures under this Agreement or develop alternative dispute resolution procedures.

16.	Miscellaneous.

A.	Waiver; Amendment. The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. Further, no changes or modifications or waivers can be made to this Agreement unless evidenced in writing and signed by both Parties.

B.	Severability. If any provision of this Agreement shall be determined to be unenforceable, all other provisions shall remain in full force and effect, the affected provision shall be construed so as to be enforceable to the maximum extent possible, and the parties shall negotiate and substitute a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such unenforceable provision.

C.	Assignment. Neither party shall assign, transfer, subdivide or otherwise deal with any obligations or benefit under this Agreement without the prior written consent of the other party. provided that either party may freely assign this Agreement to a successor to all or substantially all of its relevant assets, whether by sale, merger, or otherwise. Any attempted assignment in violation of this section shall be null and void.

D.	Governing Law. 'This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to any conflicts of laws provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

E.	Limitation of Liability. IN NO EVENT SHALL FLUIDIGM'S AGGREGATE LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS RECEIVED BY FLUIDIGM UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY COSTS OF SUBSTITUTE PRODUCTS OR SERVICES OR FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES (INCLUDING LOSS OF PROFITS, LOSS OF SALES, LOSS OF REVENUE, LOSS OR WASTE OF MANAGEMENT OR STAFF TIME), HOWEVER CAUSED. ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Fluidigm Corporation

July 9, 2015

DAMAGES, ARISING IN ANY WAY OUT OF OR IN CONNECTION WITH THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

F.	Force Majeure. Neither party shall be liable for any failure to perform ally term or condition of this Agreement to the extent performance has been delayed, hindered or prevented by tire, earthquake, flood, compliance with requirements of any governmental authority, or by any other circumstances beyond its reasonable control.

G.	Notices. Except as otherwise set forth in this Agreement, any notice required or permitted under this Agreement or required by law must be in writing and must be (i) delivered in person, (ii) sent by registered or certified mail, (iii) sent by overnight air courier, (iv) sent by email, or (v) sent by facsimile, in each case properly posted and fully prepaid to the appropriate address set forth in the table below.

If to OpGen:	lf to Fluidigm:
708 Quince Orchard Road	7000 Shoreline Court, Suite 100
Gaithersburg, MD. 20878	South San Francisco, California 94080

Attention: Tim Dec, CFO	Attention: General Counsel
Telephone: 301-869-9683 Ext. 1273	Telephone: (650) 266-6000
email: tdec@opgen.com	email: legal@fluidigm.com
Facsimile: 301-869-9684	Facsimile: (650) 871-7195

Notices under this section will be considered to have been given at the time of actual personal delivery in person, three (3) calendar days (excluding Saturdays, Sundays and public holidays in the United States) after deposit in the mail as set forth above, one day after delivery to an overnight air courier service, upon transmission if by email, or upon confirmed transmission if by facsimile. Either party may change its address or facsimile number for notification purposes by giving the other party written notice of the new address or facsimile number in accordance with this section.

H.	Relationship of Parties. The relationship between the parties will be that of independent contractors. Each party shall not represent itself as the agent or legal representative of the other party for any purpose whatsoever, and shall have no right to create or assume any obligation of any kind, express or implied, for or on behalf of the other party in any way whatsoever. This Agreement will not create or be deemed to create any agency, partnership or joint venture between the parties.

I.	Entire Agreement. This Agreement, and all exhibits attached hereto, constitutes the entire understanding and contract between the parties and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings, term sheets, and agreements between the parties with respect to the subject matter hereof. The

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Fluidigm Corporation

July 9, 2015

parties acknowledge and agree that neither of the parties is entering into this Agreement on the basis of any representations or promises not expressly contained herein. This Agreement shall exclusively govern the ordering, purchase, and supply of the Products, and shall nullify any conflicting. amending, and/or additional terms contained in any purchase orders, invoices, or similar documents, which are hereby rejected and shall be null and void.

J.	Counterparts. This Agreement may be executed in any number of counterparts which, when taken together, will constitute one original, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink-signed original. Each party hereto consents to be bound by photocopy or facsimile signatures of such party’s representative hereto.

We are excited to expand on our relationship with Fluidigm. If you are in agreement with the terms and conditions of this Agreement, please execute this Agreement in the space provided below and return to me.

Best Regards,
OPGEN INC.

By:	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer

AGREED TO BY:
FLUIDIGM CORPORATION

By:	/s/ Steve McPhail
Name:	Steve McPhail
Title:	GM, Production Genomics
Date:	12 July 2015

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS
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EXHIBIT A TO LETTER AGREEMENT

AMENDMENT TO THE SUPPLY AGREEMENT

This Amendment to the Supply Agreement (the “Amendment”), effective as of March 17, 2015 (the “Amendment Effective Date”), amends that certain Supply Agreement, effective as of March 17, 2014 (the “Supply Agreement”), between Fluidigm Corporation (“Fluidigm”) and OpGen, Inc. (“OpGen”). All capitalized terms used in this Amendment without definition have the meanings set forth in the Supply Agreement.

WHEREAS, the parties to the Supply Agreement desire to amend the Supply Agreement to extend the term of the Supply Agreement and to add to the Supply Schedule thereto.

NOW, THEREFORE, for good and valuable consideration, Fluidigm and OpGen agree as follows.

1.	Extension of Term. Section 4.1 of the Supply Agreement is hereby deleted and replaced in its entirety with the following:

“4.1      Term. This Agreement shall continue in full force and effect from the Effective Date until March 17, 2018, unless and until terminated as set forth in this Agreement. OpGen has the right to extend the term of this Agreement for two (2) additional three-year terms by providing written notice to Fluidigm at least sixty (60) days prior to the end of the then-current term. Any such renewal will be subject to annual CPI adjustment and other commercially reasonable adjustments to be negotiated between the parties.”

2.	Products and Prices. The Exhibit A attached to this Amendment shall be the Exhibit A for the Supply Agreement as of and after the Amendment Effective Date unless further amended by the Parties. In addition, “Products” shall also include Fluidigm’s Biomark instruments.

3.	Supply Agreement in Full Force and Effect. The Supply Agreement, as amended by this Amendment, remains in full force and effect.

[Signatures on Next Page.]

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TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS
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IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the Parties as of the Amendment Effective Date.

OPGEN, INC.		FLUIDIGM CORPORATION

By:	/s/ Timothy C. Dec	By:	/s/ Steve McPhail
Name:	Timothy C. Dec.	Name:	Steve McPhail
Title:	Chief Financial Officer	Title:	GM, Production Genomics
Date:	July 9, 2015	Date:	12 July 2015

[Signature Page to Amendment to the Supply Agreement]

A-2

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED
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Exhibit A to Supply Agreement

Fluidigm/OpGen Supply Agreement
Supply Schedule
FLDM Products and Specifications

Item No.	Product Name	Description	Unit
[*****]	96.96 Dynamic Array Chip for Gene Expression	Microfluidic chip	Chip
[*****]	GE 96.96 Dynamic Array Sample & Assay Loading Reagent Kit	Control line fluid, sample loading reagent, and assay loading reagent for 10 chips	Kit
[*****]	192.24 GE Dynamic Array IFC	Microfluidic chip	Chip
[*****]	192.24 GE Dynamic Array Sample & Assay Loading Reagent Kit	Control line fluid, sample loading reagent, and assay loading reagent for 10 chips	Kit

FLDM Product Volume Pricing

Item
		List Price		Tier 1		Tier 2		Tier 3		Tier 4		Tier 5
OPGN Tests (000’s)	Quantity				[*****]		[*****]		[*****]		[*****]		[*****]
Total FLDM Chip Forecast (96.96 and 192.24)	Quantity				[*****]		[*****]		[*****]		[*****]		[*****]
FLDM 96.96 Dynamic Array Chips BMK-M-96.96	Unit Price	$	[*****]	$	[*****]	$	[*****]	$	[*****]	$	[*****]	$	[*****]
FLDM Dynamic Array Loading Kits 85000802	Unit Price	$	[*****]	$	[*****]	$	[*****]	$	[*****]	$	[*****]	$	[*****]
FLDM 192.24 Dynamic Array Chips 100-6266	Unit Price	$	[*****]	$	[*****]	$	[*****]	$	[*****]	$	[*****]	$	[*****]
FLDM Dynamic Array Loading Kits 100-6267	Unit Price	$	[*****]	$	[*****]	$	[*****]	$	[*****]	$	[*****]	$	[*****]
FLDM Master Mix (STA/RT: 480 Samples) 100-6301	Unit Price	$	[*****]	$	[*****]	$	[*****]	$	[*****]	$	[*****]	$	[*****]

The above price volume schedule is based on total annual number of tests performed by OpGen using either the 96.96 chip format or the 192.24 chip format.

All OpGen purchases after March 17, 2014 will count toward OpGen’s purchase volume for 2015 pricing.

*2015 chip quantity includes [*****] of 96.96 chips at no-charge to OPGN as a product rebate allowance from FLDM for R&D evaluation of the 96.96 chip format by OPGN.

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EXHIBIT B TO LETTER AGREEMENT

1.	[**************]

2.	[**************]

3.	[**************]

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED
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Appendix 1

OpGen Current Tests

Component Genes/Gene Families

Acuitas® MDRO Gene Test

KPC, NDM, VIM, IMP, OXA-48, OXA-23, OXA-51, CTX-M, VanA

Acuitas® Resistome Test

ACC, ACT, BEL, BES, CMY, CTX-M, DHA-1, FOX-1, GIM-1, GES-1, IMI-1/NMCA-1, IMP, KPC-2, MOX-1/CMY-1, NDM-1, OXA, PER-1, SFC-1, SIM-1, SME-1, SHV, SPM-1, TEM, TLA-1, VEB-1, VIM